EXHIBIT 23.1


                          INDEPENDENT AUDITORS' REPORT

Flexsteel Industries, Inc.:

       We have audited the consolidated financial statements of Flexsteel Industries, Inc. (the Company) as of June 30, 2002 and 2001 and for each of the three years in the period ended June 30, 2002, and have issued our report thereon dated August 9, 2002; such financial statements and report are included in the Company's Annual Report for the Fiscal Year Ended June 30, 2002 and are incorporated herein by reference. Our audits also included the financial statement schedule of Flexsteel Industries, Inc., listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 9, 2002